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                      DFA INVESTMENT DIMENSIONS GROUP INC.


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER TWO

         THIS AGREEMENT is made as of the ____ day of ____, 1999 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act") and its shares are registered under the Securities Act of 1933, as amended ("1933 Act"); and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated June 19, 1989, (the "Agreement") which, as of the date hereof, is in full force and effect; and

         WHEREAS, PFPC presently provides such services to the existing series of the Fund, including four (4) new series of the Fund, designated as Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X, Tax-Managed DFA International Value Portfolio X and Tax-Managed U.S. Marketwide Value Portfolio X which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. The Agreement hereby is amended effective _______, 1999 by replacing the current Schedule B of the Agreement in its entirety with "Schedule B Amended and Restated _____________, 1999," reflecting the addition of the new series, and as attached hereto.

         2. The fee schedules of PFPC applicable to the Portfolios shall be as agreed in writing, from time to time.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.


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         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            DFA INVESTMENT DIMENSIONS GROUP INC.

                                            By:
                                                --------------------
                                                Irene R. Diamant
                                                Vice President


                                            PFPC INC.

                                            By:
                                                -------------------
                                                Joseph Gramlich
                                                Senior Vice President

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                                                            AMENDED AND RESTATED
                                                            ______________, 1999


                                   SCHEDULE B

                                    SERIES OF

                      DFA INVESTMENT DIMENSIONS GROUP INC.


                         U.S. 6-10 SMALL COMPANY PORTFOLIO
                            U.S. LARGE COMPANY PORTFOLIO
                             U.S. 6-10 VALUE PORTFOLIO
                           U.S. LARGE CAP VALUE PORTFOLIO
                       ENHANCED U.S. LARGE COMPANY PORTFOLIO
                         U.S. 9-10 SMALL COMPANY PORTFOLIO
                             U.S. 4-10 VALUE PORTFOLIO
                RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                             EMERGING MARKETS PORTFOLIO
                          JAPANESE SMALL COMPANY PORTFOLIO
                       UNITED KINGDOM SMALL COMPANY PORTFOLIO
                        CONTINENTAL SMALL COMPANY PORTFOLIO
                        PACIFIC RIM SMALL COMPANY PORTFOLIO
                        DFA ONE YEAR FIXED INCOME PORTFOLIO
                     DFA TWO-YEAR GLOBAL FIXED INCOME PORTFOLIO
                          EMERGING MARKETS VALUE PORTFOLIO
                        DFA REAL ESTATE SECURITIES PORTFOLIO
                    DFA INTERNATIONAL SMALL CAP VALUE PORTFOLIO
                         LARGE CAP INTERNATIONAL PORTFOLIO
                         DFA GLOBAL FIXED INCOME PORTFOLIO
                 DFA INTERMEDIATE GOVERNMENT FIXED INCOME PORTFOLIO
                         DFA FIVE-YEAR GOVERNMENT PORTFOLIO
                              VA SMALL VALUE PORTFOLIO
                              VA LARGE VALUE PORTFOLIO
                          VA INTERNATIONAL VALUE PORTFOLIO
                          VA INTERNATIONAL SMALL PORTFOLIO
                           VA SHORT-TERM FIXED PORTFOLIO
                              VA GLOBAL BOND PORTFOLIO
                       INTERNATIONAL SMALL COMPANY PORTFOLIO
                        EMERGING MARKETS SMALL CAP PORTFOLIO
                   DFA TWO YEAR CORPORATE FIXED INCOME PORTFOLIO
                         DFA TWO YEAR GOVERNMENT PORTFOLIO
                      TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO
                  TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO


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                  TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO
                   TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO
                     TAX-MANAGED U.S. 5-10 VALUE PORTFOLIO X
                 TAX-MANAGED U.S. 6-10 SMALL COMPANY PORTFOLIO X
                 TAX-MANAGED DFA INTERNATIONAL VALUE PORTFOLIO X
                  TAX-MANAGED U.S. MARKETWIDE VALUE PORTFOLIO X